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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of United Auto Group, Inc. on Form S-3 (Registration No. 333-39997) and Form S-8 (Registration Nos. 333-14971 and 333-26219) of our report dated
February 27, 1998 on our audits of the consolidated financial statements as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is in this Annual Report on Form 10-K.


                                      /s/ Coopers & Lybrand L.L.P.


Princeton, New Jersey
April 13, 1998